UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 14, 2014

DIAMONDBACK ENERGY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35700	45-4502447
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 West Texas Suite 1220 Midland, Texas		79701
(Address of principal executive offices)		(Zip code)

(432) 221-7400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

Diamondback Energy, Inc. (“Diamondback”) has entered into definitive purchase agreements dated February 14, 2014 with unrelated third party sellers to acquire additional leasehold interests in Martin County, Texas, in the Permian Basin, for an aggregate purchase price of approximately $174.0 million, subject to certain adjustments. This transaction includes 6,450 gross (2,825 net) acres with a 43.8% working interest (75% net revenue interest) and net production of approximately 1,600 BOE/d (approximately 75% oil) in November 2013 from 145 gross (63 net) producing vertical wells. Net proved reserves, based on Diamondback’s internal estimates as of December 31, 2103, were approximately 4,185 MBOE. This estimate of proved reserves is based on Diamondback’s analysis of production data provided by the sellers, as well as available geologic and other data, and Diamondback may revise this estimate following ownership of these properties. Under the terms of the existing joint operating agreement, Diamondback has made offers to the owners of the remaining 56.2% of the working interests to acquire their interests in the acreage. If all such owners were to sell their interests to Diamondback, the aggregate purchase price would be approximately $397 million. Diamondback will become the operator of this acreage if and when working interest owners owning more than 50% of the working interests appoint Diamondback as the successor operator. The acquisition is scheduled to close by the end of February 2014, however the transaction remains subject to completion of due diligence and satisfaction of other customary closing conditions.

The preceding summary of the purchase agreements is qualified in its entirety by reference to the full text of such agreements, a copies of which are attached as Exhibit 2.1 and Exhibit 2.2 hereto and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On February 18, 2014, Diamondback issued a press release announcing the signing of the purchase agreement. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Exhibit

2.1#	Purchase and Sale Agreement dated February 14, 2014, between Henry Resources LLC, Henry Production LLC, Henry Taw Production LP, Davlin LP, Good Providence LP, William R. Fair, UTH Investments LTD, Paloma Oil & Ranch LP, Chinati Oil & Ranch LP, J. Craig Corbett, Bambana Resources LP, and FC Permian Properties, Inc., as Sellers, and Diamondback E&P LLC, as Buyer.

2.2#	Purchase and Sale Agreement, dated February 14, 2014, between Henry Resources LLC, Henry Production LLC, Henry Taw Production LP, Davlin LP, Good Providence LP, William R. Fair, UTH Investments LTD, Paloma Oil & Ranch LP, Chinati Oil & Ranch LP, J. Craig Corbett, Bambana Resources LP, FC Permian Properties, Inc., Blake Braun, Richard D. Campbell, and Thomas J. Woodside, as Sellers, and Diamondback E&P LLC, as Buyer.

99.1	Press release dated February 18, 2014 entitled “Diamondback Energy to Acquire Additional Acreage in Midland Basin.”

#	The schedules (or similar attachments) referenced in this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished supplementally to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date: February 18, 2014	By:	/s/ Teresa L. Dick
Teresa L. Dick Senior Vice President and Chief Financial Officer

Exhibit Index

Number	Exhibit

2.1#	Purchase and Sale Agreement dated February 14, 2014, between Henry Resources LLC, Henry Production LLC, Henry Taw Production LP, Davlin LP, Good Providence LP, William R. Fair, UTH Investments LTD, Paloma Oil & Ranch LP, Chinati Oil & Ranch LP, J. Craig Corbett, Bambana Resources LP, and FC Permian Properties, Inc., as Sellers, and Diamondback E&P LLC, as Buyer.

2.2#	Purchase and Sale Agreement, dated February 14, 2014, between Henry Resources LLC, Henry Production LLC, Henry Taw Production LP, Davlin LP, Good Providence LP, William R. Fair, UTH Investments LTD, Paloma Oil & Ranch LP, Chinati Oil & Ranch LP, J. Craig Corbett, Bambana Resources LP, FC Permian Properties, Inc., Blake Braun, Richard D. Campbell, and Thomas J. Woodside, as Sellers, and Diamondback E&P LLC, as Buyer.

99.1	Press release dated February 18, 2014 entitled “Diamondback Energy to Acquire Additional Acreage in Midland Basin.”

#	The schedules (or similar attachments) referenced in this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule (or similar attachment) will be furnished supplementally to the Securities and Exchange Commission upon request.